SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2008 (June 27, 2008)

E.DIGITAL CORPORATION
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

0-20734
(Commission File Number)

33-0591385
(IRS Employer Identification No.)

16770 West Bernardo Drive
San Diego, California 92127
(Address of principal executive offices)

(858) 304-3016
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Amendment to Purchase Order Financing
On June 30, 2008 the Company completed an amendment dated effective as of June 23, 2008 of a short-term working capital financing arrangement originally funded in March 2007. The Company has made cash payments to reduce the principal amount to $400,000. The due date of the note from lender, ASI Technology Corporation, is December 23, 2008. The Company has agreed to pay a $4,000 finance charge by issuing 40,404 shares of common stock (“Common Stock”) in connection with the renewal. Security and other terms of the note and related security agreement remain unchanged.

A complete copy of the amendment is filed herewith as Exhibit 99.1 and is incorporated herein by reference [except that the Company does not intend for any person other than ASI Technology Corporation to rely upon the representations and warranties contained in the exhibit]. The summary of the transaction set forth above does not purport to be complete and is qualified in its entirety by reference to such exhibits and the original financing documents previously filed.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Secured Promissory Note
The Company is obligated on a short-term promissory note, as amended, in the principal amount of $400,000 as described above. A description of the material terms of the obligation, as amended, are described above and in Form 8-K filed on January 4, 2008. The Company is obligated to make monthly interest payments of $6,000 and to pay the principal on or before December 23, 2008.

Item 3.02. Unregistered Sales of Equity Securities

Sale of Series AA Convertible Preferred Stock
The Company entered into a Convertible Preferred Stock Purchase Agreement dated as of June 27, 2008 with a group of accredited investors (collectively, the "Investors") for the sale of 75,000 shares of Series AA Convertible Preferred Stock (the "Series AA Stock") at a per share price of $10 for an aggregate amount of $750,000.

Dividends of 5% per annum are payable, with certain exceptions, either in cash or in shares of Common Stock at the election of the Company. The stated dollar amount of Series AA Stock, is convertible into fully paid and nonassessable shares of Common Stock at a conversion price of $0.10 per share. The Series AA Stock shall be subject to automatic conversion on or about June 30, 2010 subject to certain conditions.

At the Investors’ option the Series AA Stock is redeemable at June 30, 2009 should sufficient shares of Common Stock not be authorized and reserved for conversion of all shares of Series AA Stock by such date. The cash redemption price shall be the greater of (i) $20.00 per share of Series AA Stock plus a sum equal to all accrued but unpaid dividends, or (ii) the five day average closing price immediately preceding June 30, 2009 multiplied by the number of shares of Common Stock that could be obtained on conversion of the Series AA Stock.

The Company also issued to the Investors, warrants to purchase 7,500,000 shares of Common Stock at $0.10 per share exercisable until June 30, 2011 (“Warrants”). The Warrants are redeemable at June 30, 2009 at the Investors option should sufficient shares of Common Stock not be authorized and reserved for exercise of all the Warrants by such date. The cash redemption price shall be the greater of (i) $0.01 per share of Common Stock underlying the Warrants, or (ii) the five day average closing price immediately preceding June 30, 2009 multiplied by the number of shares of Common Stock that could be obtained on a net exercise basis, if any.

One officer/director of the Company, Mr. Robert Putnam purchased for cash an aggregate of $100,000 of this placement and was issued 10,000 shares of Series AA Stock and 1,000,000 Warrants on the same terms as unaffiliated Investors.

The Company received gross cash proceeds from this financing of $700,000 and the balance of $50,000 was paid through conversion of debt. The Company paid no placement fees. The Company expects to use the net proceeds of the financing for debt and vendor payments and for working capital purposes to support its business.

The Company offered and sold the securities without registration under the Securities Act of 1933 to a limited number of accredited investors in reliance upon the exemption provided by Rule 506 of Regulation D thereunder. The Series AA Stock and Warrants may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act. An appropriate legend was placed on the securities issued, and will be placed on the common shares issuable upon exercise of the Warrants or conversion of the Series AA Stock, unless registered under the Securities Act prior to issuance. The Investors were not granted any registration rights in connection with this placement.

A complete copy of the Form of Convertible Preferred Stock Purchase Agreement, the Form of Warrant, the Certificate of Designation of Preferences, Rights and Limitations of Series AA Preferred Stock and the related shareholder release of the Company describing the private placement financing, are filed herewith as Exhibits 99.2, 99.3, 99.4 and 99.5, respectively, and are incorporated herein by reference [except that the Company does not intend for any person other than the purchasers to rely upon the representations and warranties contained in the Convertible Preferred Stock Purchase Agreement]. The summary of the transaction set forth above does not purport to be complete and is qualified in its entirety by reference to such exhibits.

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of these securities. This portion of the report is being filed pursuant to and in accordance with Rule 135c under the Securities Act.

Additional Issuances of Unregistered Shares of Common Stock
On April 9, 2008 the Company issued 40,000 shares of Common Stock to the Jerry E. Polis Family Trust in consideration of a $4,800 finance fee on a one year $40,000 note. The shares were sold upon the exemption provided by Section 4(2) under the Securities Act of 1933, no commissions were paid and a restrictive legend was placed on the shares issued.

On April 30, 2008 the Company issued 243,704 shares of Common Stock to Davric Corporation in consideration of a $30,000 monthly payment for April on its 7.5% term note. The shares were sold upon the exemption provided by Section 4(2) under the Securities Act of 1933, no commissions were paid and a restrictive legend was placed on the shares issued.

On May 30, 2008 the Company issued 267,379 shares of Common Stock to Davric Corporation in consideration of a $30,000 monthly payment for May on its 7.5% term note. The shares were sold upon the exemption provided by Section 4(2) under the Securities Act of 1933, no commissions were paid and a restrictive legend was placed on the shares issued.

On June 30, 2008 the Company issued 300,000 shares of Common Stock to Davric Corporation in consideration of a $30,000 monthly payment for June on its 7.5% term note. The shares were sold upon the exemption provided by Section 4(2) under the Securities Act of 1933, no commissions were paid and a restrictive legend was placed on the shares issued.

Item 3.03 Material Modification to Rights of Security Holders.

The Certificate of Designation of Preferences, Rights and Limitations of Series AA Preferred Stock (the “Certificate”) provides for voting rights of 100 votes per each of the 75,000 shares of Series AA Stock sold. The Certificate provides the holders of Series AA Stock certain dividend and liquidation preferences over holders of Common Stock. On any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Series AA Stock shall receive, out of assets legally available therefor, an amount equal to $10.00 per share, plus all accrued but unpaid dividends thereon, before any amount shall be paid to the holders of any other class of stock.

The Series AA Stock is redeemable at June 30, 2009 at the Investors option should sufficient shares of Common Stock not be authorized and reserved for conversion of all shares of Series AA Stock by such date. The cash redemption price shall be the greater of (i) $20.00 per share of Series AA Stock plus a sum equal to all accrued but unpaid dividends thereon to the date fixed for redemption, or (ii) the five day average closing price immediately preceding June 30, 2009 multiplied by the number of shares of Common Stock that could be obtained on conversion. Accordingly, should the optional redemption be triggered by the Investors due to insufficient shares of Common Stock being available, the Company would be obligated for a minimum cash redemption of approximately $1.5 million or more depending on the Common Stock price.

A complete copy of the Certificate is filed herewith as Exhibit 99.4 and is incorporated herein by reference The summary set forth above does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

99.1	Loan Extension Agreement dated June 30, 2008
99.2	Form of Convertible Preferred Stock Purchase Agreement, dated June 27, 2008
99.3	Form Warrant, issued June 27, 2008
99.4	Certificate of Designation of Preferences, Rights and Limitations of Series AA Preferred Stock as filed on June 26, 2008
99.5	Shareholder Release, issued July 1, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

e.DIGITAL CORPORATION

Date: July 1, 2008
e.DIGITAL CORPORATION

By: /s/ ROBERT PUTNAM
——————————————
Robert Putnam, Senior Vice President, Interim Financial Officer and Secretary
(Principal Financial and Accounting Officer and duly authorized to sign on behalf of the Registrant)